Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

MONOLITHIC POWER SYSTEMS, INC., a Delaware corporation, (consolidated with Plaintiff,	No. C 04-2000 CW No. C 06-2929 CW)

v.

O2 MICRO INTERNATIONAL LIMITED, a Cayman Island corporation,	ORDER ON O2 MICRO’S AND MPS’ CROSS- MOTIONS FOR SUMMARY JUDGMENT

Defendant.

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AND RELATED COUNTERCLAIMS.

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O2 MICRO INTERNATIONAL LIMITED, a Cayman Island corporation,

Plaintiff,

v.

MONOLITHIC POWER SYSTEMS, INC., a Delaware corporation, et al.,

Defendants.

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AND RELATED COUNTERCLAIMS AND CROSS-CLAIMS.

/

O2 Micro International Limited moves for summary judgment in its favor on the second, third and fourth counterclaims asserted by Monolithic Power Systems, Inc. (MPS). MPS does not oppose O2 Micro’s motion for summary judgment as to its third and fourth counterclaims, but it opposes O2 Micro’s motion as to its second counterclaim. MPS and its chief executive officer Michael Hsing move for summary judgment in their favor as to the fourth count of O2 Micro’s third amended complaint. O2 Micro opposes this motion and separately cross-moves for a continuance under Federal Rule of Civil Procedure 56(f). MPS and Hsing oppose the motion for a continuance. The matters were heard on February 16, 2007. Having considered the parties’ papers, the evidence cited therein and oral argument, the Court grants both motions in part and denies them in part; O2 Micro’s request for a continuance is denied.

BACKGROUND

In May, 2004, MPS filed the 04-2000 suit in this district against O2 Micro for a declaratory judgment finding O2 Micro’s U.S. Patent No. 6,396,722 (the ‘722 patent) invalid and not infringed. O2 Micro counterclaimed and added Advanced Semiconductor Manufacturing Company, Ltd. (ASMC) as a counterdefendant.

Five months after MPS filed suit in this district, O2 Micro filed suit in the Eastern District of Texas, accusing MPS of infringing O2 Micro’s U.S. Patent No. 6,804,129 (the ‘129 patent). O2 Micro later amended its complaint, asserting that ASMC infringed the ‘129 patent and that ASUSTeK Computer, Inc. and Compal Electronics, Inc. infringed the ‘129 patent, the ‘722 patent and O2 Micro’s U.S. Patent No. 6,259,615 (the ‘615 patent). Various cross-claims and counterclaims were filed. The Texas action was transferred to this Court, and assigned Case No. 06-2929. After the case was transferred, the Court found the 06-2929 case to be related to the 04-2000 case.

On July 26, 2006, O2 Micro filed its third amended complaint in the 06-2929 case. Its fourth cause of action is entitled, “Unfair Competition by MPS and Michael Hsing.” According to O2 Micro, MPS and Hsing agreed to give stock options to certain employees of MPS’ customers to entice them to enter into and maintain a customer relationship with MPS. In addition, MPS and Hsing allegedly sold certain products in Taiwan in violation of Taiwanese court injunctions, knowing that the products would be used in devices and hardware destined for the United States, solicited one or more companies to serve as second source suppliers of MPS integrated circuits and interfered with O2 Micro’s prospective business relationships.

MPS answered O2 Micro’s third amended complaint, also bringing a claim under California’s Unfair Competition Law. MPS’ second counterclaim alleged that O2 Micro violated the Unfair Competition Law; its third and fourth counterclaims were for intentional interference with contractual and current economic relations and intentional inference with prospective economic advantage. These three counterclaims are based on two factual allegations: (1) O2 Micro misappropriated MPS’ confidential information and trade secrets relating to CCFL inverters by inducing third parties to breach their non-disclosure agreements with MPS and to disclose MPS’ information to O2 Micro, and (2) O2 Micro, in bad faith, asserted and enforced its patents against MPS and its suppliers, customers and distributors of CCFL inverters.

On August 9, 2006, the Court consolidated the 04-2000 and 06-2929 cases. On October 11, 2006, it signed O2 Micro’s stipulated dismissal with prejudice of its infringement claim concerning the ‘129 patent.

LEGAL STANDARD

Summary judgment is properly granted when no genuine and disputed issues of material fact remain, and when, viewing the evidence most favorably to the non-moving party, the movant is clearly entitled to prevail as a matter of law. Fed. R. Civ. P. 56; Celotex Corp. v. Catrett, 477 U.S. 317, 322-23 (1986); Eisenberg v. Ins. Co. of N. Am., 815 F.2d 1285, 1288-89 (9th Cir. 1987).

The moving party bears the burden of showing that there is no material factual dispute. Therefore, the court must regard as true the opposing party’s evidence, if supported by affidavits or other evidentiary material. Celotex, 477 U.S. at 324; Eisenberg, 815 F.2d at 1289. The court must draw all reasonable inferences in favor of the party against whom summary judgment is sought. Matsushita Elec. Indus. Co. v. Zenith Radio Corp., 475 U.S. 574, 587 (1986); Intel Corp. v. Hartford Accident & Indem. Co., 952 F.2d 1551, 1558 (9th Cir. 1991).

Material facts which would preclude entry of summary judgment are those which, under applicable substantive law, may affect the outcome of the case. The substantive law will identify which facts are material. Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 248 (1986).

Where the moving party does not bear the burden of proof on an issue at trial, the moving party may discharge its burden of production by either of two methods. Nissan Fire & Marine Ins. Co., Ltd., v. Fritz Cos., Inc., 210 F.3d 1099, 1106 (9th Cir. 2000).

The moving party may produce evidence negating an essential element of the nonmoving party’s case, or, after suitable discovery, the moving party may show that the nonmoving party does not have enough evidence of an essential element of its claim or defense to carry its ultimate burden of persuasion at trial.

Id.

If the moving party discharges its burden by showing an absence of evidence to support an essential element of a claim or defense, it is not required to produce evidence showing the absence of a material fact on such issues, or to support its motion with evidence negating the non-moving party’s claim. Id.; see also Lujan v. Nat’l Wildlife Fed’n, 497 U.S. 871, 885 (1990); Bhan v. NME Hosps., Inc., 929 F.2d 1404, 1409 (9th Cir. 1991). If the moving party shows an absence of evidence to support the non-moving party’s case, the burden then shifts to the non-moving party to produce “specific evidence, through affidavits or admissible discovery material, to show that the dispute exists.” Bhan, 929 F.2d at 1409.

If the moving party discharges its burden by negating an essential element of the non-moving party’s claim or defense, it must produce affirmative evidence of such negation. Nissan, 210 F.3d at 1105. If the moving party produces such evidence, the burden then shifts to the non-moving party to produce specific evidence to show that a dispute of material fact exists. Id.

If the moving party does not meet its initial burden of production by either method, the non-moving party is under no obligation to offer any evidence in support of its opposition. Id. This is true even though the non-moving party bears the ultimate burden of persuasion at trial. Id. at 1107.

DISCUSSION

I.	O2 Micro’s Motion for a Continuance

O2 Micro requests that, if the Court is inclined to grant MPS and Hsing’s motion for summary judgment, the Court continue the proceedings pending a decision from Magistrate Judge Laporte on O2 Micro’s Motion to Compel Further Deposition Testimony and Related Documents from Defendants.

Rule 56(f) provides that:

Should it appear from the affidavits of a party opposing the motion that the party cannot for reasons stated present by affidavit facts essential to justify the party’s opposition, the court may refuse the application for [summary] judgment or may order a continuance to permit affidavits to be obtained or depositions to be taken or discovery to be had or may make such other order as is just.

This rule should be applied with a spirit of liberality to prevent injustice to the party facing summary judgment. See 10B Wright & Miller, Fed. Practice & Proc., § 2740, p. 402 (West 1998); First Chicago Int’l v. United Exchange Co., 836 F.2d 1375, 1380 (D.C. Cir. 1988). Nonetheless, “the party seeking a continuance bears the burden to show what specific facts it hopes to discover that will raise an issue of material fact. The mere hope that further evidence may develop prior to trial is an insufficient basis for a continuance under Fed. R. Civ. P. 56(f).” Continental Maritime of San Francisco v. Pacific Coast Metal Trades Dist. Council, Metal Trades Dep’t, AFL-CIO, 817 F.2d 1391, 1395 (9th Cir. 1987) (internal citation omitted). Parties seeking a continuance must show: “(1) that they have set forth in affidavit form the specific facts that they hope to elicit from further discovery, (2) that the facts sought exist, and (3) that these sought-after facts are ‘essential’ to resist the summary judgment motion.” State of California v. Campbell, 138 F.3d 772, 779 (9th Cir. 1998).

O2 Micro sets forth the specific facts concerning MPS’ grant of stock options that it seeks to elicit from further discovery; it makes a compelling case that the facts sought exist. But these sought-after facts are irrelevant to the Court’s decision, discussed below, that O2 Micro has provided no evidence that it is entitled to the monetary relief it seeks. Thus, even if O2 Micro’s motion to compel is granted, and the facts show that MPS did indeed induce individuals through stock options to buy from MPS and not from O2 Micro, O2 Micro is still not entitled to the monetary relief it seeks. See Korea Supply Co. v. Lockheed Martin Corp., 29 Cal. 4th 1134, 1151 (2003). Therefore, O2 Micro’s request for a continuance is denied.

II.	O2 Micro’s Motion for Summary Judgment

A.	MPS’ Second Counterclaim

O2 Micro raises numerous arguments against MPS’ second counterclaim for violation of California’s Unfair Competition Law. See Cal. Bus. & Prof. Code § 17200 (defining “unfair competition” as any “unlawful, unfair or fraudulent business practice”).

O2 Micro contends that, to the extent that the claim is based on its assertion and enforcement of its patent rights, MPS fails to proffer any evidence of bad faith or sham litigation or to show that O2 Micro’s patent enforcement activities are not immune from state law tort liability. It further contends that, to the extent that the claim is based on trade secret misappropriation, it is preempted by California’s Uniform Trade Secrets Act and, furthermore, that MPS cannot meets its evidentiary burden with respect to the existence of the alleged trade secrets or that O2 Micro used improper means to acquire knowledge of the alleged trade secrets. Finally, O2 Micro argues that MPS’ claim fails as a matter of law because MPS cannot show that it has suffered injury.

1.	Assertion and Enforcement of Patent Rights

MPS points out that pursuing patent infringement actions in bad faith is conduct that courts have found “unfair” under California’s Unfair Competition Law. In re Acacia Media Techs. Corp., 2005 WL 1683660, *4-5 (N.D. Cal.). O2 Micro does not dispute this; rather, it asserts that its enforcement of its patent rights, including filing infringement suits and sending pre-litigation letters, constitutes a form of petition activity that is ordinarily immune from antitrust liability under the Noerr-Pennington doctrine. While the Noerr-Pennington doctrine was formulated in the context of antitrust cases, it has been extended to cases involving other types of civil liability, including state law claims of unfair competition. Meridian Project Sys., Inc. v. Hardin Constr. Co., LLC, 404 F. Supp. 2d 1214, 1220-23 (E.D. Cal. 2005); Hi-Top Steel Corp. v. Lehrer, 24 Cal. App. 4th 570, 577-78

(1994). O2 Micro contends that, unless MPS proves that O2 Micro’s patent enforcement activities amount to “sham litigation,” it is entitled to Noerr-Pennington immunity. See Professional Real Estate Investors, Inc. v. Columbia Pictures Indus., Inc., 508 U.S. 49 (1993); Freeman v. Lasky, Haas & Cohler, 410 F.3d 1180 (9th Cir. 2005). To prove sham litigation, MPS must demonstrate that O2 Micro’s lawsuits and patent enforcement activities were (1) objectively baseless, and (2) a concealed attempt to interfere with MPS’ business relationships. Freeman, 410 F.3d at 1184; Professional Real Estate Investors, 508 U.S. at 62 (“sham litigation must constitute the pursuit of claims so baseless that no reasonable litigant could realistically expect to secure favorable relief”). O2 Micro argues that MPS cannot.

In addition to immunity under the Noerr-Pennington doctrine, O2 Micro contends that it is immune from state law tort litigation under California’s litigation privilege. California Civil Code section 47(b) provides that communications made in or related to judicial proceedings are absolutely immune from tort liability. The California Supreme Court explains that the purpose of the privilege is “to afford litigants . . . the utmost freedom of access to the courts without fear of being harassed subsequently by derivative tort actions.” Silberg v. Anderson, 50 Cal. 3d 205, 213 (1990). This Court has previously stated, “The litigation privilege applies to any communications (1) made in a judicial proceeding; (2) by litigants or other participants authorized by law; (3) to achieve the objects of the litigation; (4) that have some connection or logical relation to the action.” Sharper Image

Corp. v. Target Corp., 425 F. Supp. 2d 1056, 1077 (N.D. Cal. 2006) (citing Silberg, 50 Cal. 3d at 212). Courts have broadly applied the privilege to demand letters and other prelitigation communications by attorneys, as long as the party has an “actual good faith contemplation of an imminent, impending resort to the judicial system for the purpose of resolving a dispute.” Id. at 1078. As noted in a case MPS cites, “The privilege applies ‘without regard to malice or evil motives.’” Hynix Semiconductor Inc. v. Rambus, Inc., 2006 WL 1883353, *2 (N.D. Cal.) (quoting Brown v. Kennard, 94 Cal. App. 4th 40, 45 (2001)).

MPS argues that O2 Micro asserted the ‘615 patent in bad faith because O2 Micro knew that this Court’s prior order, granting summary judgment that MPS did not infringe the patent, would have preclusive effect. It notes that, based on this order, the district court in Eastern Texas ruled that O2 Micro was collaterally estopped from asserting the ‘615 patent against MPS’ customer Sumida. As evidence of O2 Micro’s bad faith in asserting the ‘129 patent against MPS and its customers, MPS notes that O2 Micro filed claims concerning the ‘129 patent in Texas, but as soon as the case was transferred to this Court, O2 Micro dropped its claims concerning the ‘129 against MPS, ASUSTeK and Compal. O2 Micro, however, continues to assert its patent claims against Hon Hai in Eastern Texas. MPS contends that O2 Micro withholding the best mode of practicing the alleged invention, and treating it as a trade secret, provides further evidence of O2 Micro’s unfair competition.1

MPS proffers some evidence of bad faith; however, it fails to show that O2 Micro had no probable cause to bring its patent infringement actions against MPS and its customers. See Professional Real Estate Investors, 508 U.S. at 62 (“the existence of probable cause to institute legal proceedings precludes a finding that an antitrust defendant has engaged in sham litigation”). The United States Supreme Court explains that probable cause requires no more than a reasonable belief that there is a chance that a claim may be held valid upon adjudication. Id. As O2 Micro notes, it has already prevailed at trial on the validity and infringement of the’129 patent; thus, it had probable cause to bring claims against MPS and others based on that patent. See id. at 60 n.5 (“A winning lawsuit is by definition a reasonable effort at petitioning for redress and therefore not a sham.”). As to the ‘615 patent, O2 Micro states that it appealed this Court’s summary judgment ruling and, thus, while the appeal was pending, it reasonably believed that there was a chance that the Federal Circuit would reverse the Court’s judgment. O2 Micro acknowledges that, on November 15, 2006, the Federal Circuit affirmed this Court’s grant of summary judgment. Yet, as MPS notes, O2 Micro continues to pursue its ‘615 patent claims against ASUSTeK, Compal, Hon Hai and Samsung, despite clear collateral estoppel.

[1]

The Court, however, concluded the ‘722 patent is not invalid, as a matter of law, for failure to comply with the best mode disclosure requirement of the Patent Act. See February 8, 2007 Order Denying MPS’ Motion for Summary Judgment of Invalidity of the ‘722 patent. The ‘129 patent is a continuation of the ‘722 patent, which is a continuation ‘615 patent.

MPS further argues that, because O2 Micro allegedly has engaged in baseless litigation and made bad faith threats as part of a pattern and practice of tortious and anti-competitive conduct, the California litigation privilege does not apply. In Hynix, the court noted that, to the extent that the plaintiff was contending that the defendant’s lawsuits and related communications violated state unfair competition law, “California Civil Code section 47(b) bars such claims. However, this does not mean that evidence of such activity cannot be introduced as evidence of an overall course of anti-competitive conduct.” 2006 WL 1883353 at *2. MPS’ reliance on Hynix, however, is unavailing. Except for O2 Micro’s continued efforts to enforce the ‘615 patent after its appeal was denied, MPS provides no evidence that O2 Micro engaged in baseless litigation or made bad faith threats as part of a pattern and practice of anti-competitive conduct. As discussed above, Federal Rule of Civil Procedure 56(e) does not permit an adverse party to rest upon its allegations and denials; instead it must provide evidence, which MPS largely fails to do.

Because MPS cannot show that 02 Micro’s patent infringement actions or pre-litigation communications were objectively baseless, these activities are immune and, as a matter of law, cannot be the basis of MPS’ unfair competition claim. MPS, however, can show that O2 Micro’s continued pursuit of its claims of infringement of the ‘615 patent is objectively baseless and in bad faith and, therefore, this activity is not immune and can be the basis for MPS’ unfair competition claim.

2.	Misappropriation

MPS contends that O2 Micro’s practice of obtaining MPS’ proprietary technical information by engaging in “industrial espionage” and inducing MPS’ customers to breach confidentiality further supports its unfair competition claim. It points to three O2 Micro internal emails. But none of these emails provides evidence of misappropriation of MPS’ confidential information. Two of the emails, Exhibits G and H, concern the total cost of the bill of materials (BOM) for an inverter module. MPS provides no evidence that this cost information is confidential. And, as O2 Micro notes, this information does not belong to MPS; rather, it belongs to the inverter module manufacturer, such as Sumida or Delta. See Su Dec., Ex. J, 140:7-14. The third email states, “I got the MP1010B data sheet from the customer please find it as in the file below.” Mitchell Dec., Ex. I. The file, however, is not attached. Again, MPS provides no evidence that the data sheet contained its confidential information. Nor is there any evidence that O2 Micro induced the customer to breach confidentiality.

Further, even if the third email were sufficient to establish a triable issue of fact, the Court finds that, to the extent MPS’ second counterclaim is based on MPS’ confidential information, it is preempted by California’s Uniform Trade Secrets Act. AirDefense, Inc. v. AirTight Networks, Inc., 2006 WL 2092053 (N.D. Cal.). In Digital Envoy, Inc. v. Google, Inc., 370 F. Supp. 2d

1025, 1035 (N.D. Cal. 2005), a judge of this court held that the Trade Secrets Act preempted the plaintiff’s tort and unfair competition claims because those claims were “based on the same nucleus of facts as the misappropriation of trade secrets claim for relief.” MPS attempts to distinguish Digital Envoy, arguing that the unfair competition and tort claims in that case were based on facts identical to those alleged in the plaintiff’s trade secret misappropriation claim. It contends that is not the case here. The pleadings, however, show otherwise. The allegations that form the predicate facts for MPS’ unfair competition claim are based on the same nucleus of facts as the allegations in MPS’ pleading asserting a claim of trade secret misappropriation against O2 Micro.

The Court grants summary judgment in favor of O2 Micro to the extent that MPS’ unfair competition claim is based on O2 Micro’s alleged misappropriation of MPS’ confidential information.

3.	Injury

O2 Micro argues that MPS’ second counterclaim fails as a matter of law because MPS does not proffer “any facts that give rise to the remedies of restitution or disgorgement.” Jensen Enterprises Inc. v. Oldcastle, Inc., 2006 WL 2583681, *8 (N.D. Cal.) (dismissing unfair competition claim because it alleged only lost sales and profits and not any facts that would give rise to the remedies of restitution or disgorgement). MPS agrees that it is not entitled to monetary relief on its unfair competition claim. It contends that it is entitled to injunctive relief and that this

Court can issue an injunction preventing unfair competition. O2 Micro does not dispute this contention. The Court will not grant summary judgment on this ground.

B.	MPS’ Third and Fourth Counterclaims

As noted above, MPS does not oppose O2 Micro’s motion for summary judgment as to its third and fourth counterclaims. The Court grants summary judgment in O2 Micro’s favor as to MPS’ third and fourth counterclaims.

III.	MPS and Hsing’s Motion for Summary Judgment

MPS and Hsing argue that O2 Micro’s unfair competition claim fails because California’s Unfair Competition Law does not apply to conduct outside California that injures non-residents and because O2 Micro failed to plead its claim for unfair competition with reasonable particularity.2 In addition, they argue that the Court should grant summary judgment that O2 Micro has no evidence of damages and preclude O2 Micro’s damages expert, Walter Bratic, from testifying.

A.	California Connection

California’s Unfair Competition Law “does not apply to actions occurring outside of California that injure non-residents.” Standfacts Credit Servs., Inc. v. Experian Information Solutions,

[2]

In its opposition, O2 Micro notes that it is too late to raise this argument, which is essentially a motion for a more definite statement. MPS and Hsing do not address this in their reply, nor do they again argue that O2 Micro’s unfair competition claim fails because it is not properly pleaded. The Court will not address MPS and Hsing’s argument that O2 Micro failed to plead its claim for unfair competition with reasonable particularity.

Inc., 405 F. Supp. 2d 1141, 1148 (C.D. Cal. 2005). Nonetheless, a claim under section 17200 may be asserted by a non-resident plaintiff alleging unfair business conduct, if that conduct occurred in or emanated from California. Norwest Mortgage, Inc. v. Superior Court, 72 Cal. App. 4th 214, 222 (1999); TruePosition, Inc. v. Sunon, Inc., 2006 U.S. Dist. LEXIS 32918 (E.D. Pa.). It is undisputed that O2 Micro is not a California resident.

O2 Micro responds that MPS and Hsing are judicially estopped from making this argument because, in prior filings with this Court, they characterized O2 Micro as a “California-based company” with its principal operating subsidiary, O2 Micro, Inc., headquartered in this district. The Ninth Circuit explains, “Judicial estoppel precludes a party from gaining an advantage by asserting one position, and then later seeking an advantage by taking a clearly inconsistent position.” Klamath Siskiyou Wildlands Center v. Boody, 468 F.3d 549, 554 (9th Cir. 2006) (quoting Hamilton v. State Farm Fire & Cas. Co., 270 F.3d 778, 782 (9th Cir. 2001)). Here, there is no inconsistent factual or legal position; MPS never argued that O2 Micro was a California resident. Equitable estoppel does not apply. Id. (“an inconsistent factual or legal position is a threshold requirement of the doctrine”).

O2 Micro argues that, as long as a corporation has significant operations in California, it may bring an unfair competition claim under section 17200 regardless of where the alleged unfair business practices occurred. Ready Transp., Inc. v. AAR Mfg., Inc., 2006 WL 2131308 (E.D. Cal.), however, does not support this argument.

There, although the plaintiffs were incorporated in States other than California, the court stated that the plaintiffs were California residents. As stated above, O2 Micro is not.

O2 Micro also argues that MPS’ wrongful conduct did occur in California. O2 Micro provides evidence that it was in California that MPS and Hsing devised and managed the alleged stock option scheme, giving stock to employees of MPS’ customers to entice them to enter into and maintain a customer relationship with MPS. But O2 Micro provides no evidence that any of the other allegedly unfair conduct occurred in California, specifically, either the alleged conduct concerning Taiwanese court injunctions or the second source supplier agreements.

Therefore, the Court grants summary judgment in MPS and Hsing’s favor that the alleged activities relating to Taiwanese court injunctions and second source supplier agreements cannot be the basis of MPS’ unfair competition claim.

B.	Damages

In Korea Supply Co., the California Supreme Court addressed “whether disgorgement of profits allegedly obtained by means of an unfair business practice is an authorized remedy under the UCL where these profits are neither money taken from a plaintiff nor funds in which the plaintiff has an ownership interest.” 29 Cal. 4th at 1140. It concluded “that disgorgement of such profits is not an authorized remedy in an individual action under the UCL.” Id. In reaching its conclusion, the court explained that a claim under section 17200 “is equitable in nature; damages cannot be recovered.” Id. at 1144; see also id. at 1151 (“Compensation for a lost business opportunity is a measure of damages and not restitution to the alleged victims.”) (quoting MAI Systems Corp. v. UIPS, 856 F. Supp. 538, 542 (N.D. Cal. 1994)). As recently stated in Jensen Enterprises Inc., 2006 WL 2583681 at *8, “a UCL claimant cannot request disgorgement of illicitly-gained profits unless those funds were previously owned by the plaintiff.”

In O2 Micro’s expert report regarding its unfair competition claims, Mr. Bratic notes that he understands that the monetary remedy for a violation of the Unfair Competition Law is strictly equitable in nature. Nonetheless, he states that O2 Micro is entitled to recover damages, as a result of MPS’ alleged wrongful conduct under section 17200 “in amounts equal to the total monetary amount that would make O2 Micro whole but-for the alleged behavior of MPS.” Mitchell Dec., Ex. B at 3. Due to MPS and Hsing’s alleged failure to provide necessary documents, however, Mr. Bratic did not perform any analyses or calculations of the measure of restitutionary damages. Instead, he explained how he would calculate the amount, namely by identifying those contracts and units of sales that “should rightfully have belonged to O2 Micro,” but which were wrongfully taken away by MPS and Hsing.

Under the Unfair Competition Law, however, O2 Micro is not entitled to sales that “should rightfully have belonged to O2 Micro.” As in Korea Supply Co., the remedy sought by O2 Micro in this case “is not restitutionary because plaintiff does not have an ownership interest in the money it seeks to recover . . . . Any award that plaintiff would recover from defendants would not be restitutionary as it would not replace any money or property that defendants took directly from plaintiff.” 29 Cal. 4th at 1149.

Therefore, the Court concludes that, as a matter of law, O2 Micro’s theory of restitution fails and it is not entitled to the monetary relief that it seeks. Mr. Bratic’s theory of recovery is contrary to California Supreme Court’s decisions as to what is recoverable under the Unfair Competition Law and, if this case goes to trial, shall not be heard by a jury. See Fed. R. Evid. 702; Daubert v. Merrell Dow Pharm., Inc., 509 U.S. 579, 591-94 (1993).

CONCLUSION

For the foregoing reasons, O2 Micro’s motion for summary judgment regarding MPS’ second, third and fourth counterclaims (Docket No. 664) is GRANTED IN PART AND DENIED IN PART. O2 Micro’s motion for continuance is DENIED. MPS and Hsing’s motion for summary judgment regarding O2 Micro’s fourth count (Docket No. 690) is also GRANTED IN PART AND DENIED IN PART. Specifically, the Court rules that O2 Micro’s continued pursuit of its claims of infringement of the ‘615 patent is not immunized and can be the basis for MPS’ unfair competition claim; the remaining alleged unfair conduct, however, is immunized or preempted and, thus, cannot be the basis for MPS’ unfair competition claim. In addition, the Court grants summary judgment in O2 Micro’s favor as to MPS’ third counterclaim for intentional inference with contractual relations and fourth counterclaim for intentional interference with prospective economic advantage. As to MPS and

Hsing’s motion, the Court rules that O2 Micro can bring a claim for unfair conduct based on the stock option activities, which allegedly occurred in California; the allegations relating to Taiwanese court injunctions and second source supplier agreements, however, cannot be the basis of O2 Micro’s unfair competition claim. Further, the Court grants summary judgment that O2 Micro is not entitled to the monetary relief it seeks under the Unfair Competition Law and orders that, if this claim goes to trial, Mr. Bratic is precluded from testifying before the jury concerning any monetary relief O2 Micro may be entitled to based on its unfair competition claim.3

IT IS SO ORDERED.

Dated: 3/14/07
CLAUDIA WILKEN
United States District Judge

[3]	MPS’ motion to strike the declaration of William Chu (Docket No. 736) is DENIED as moot. The Court has not relied on any inadmissible evidence in deciding this motion.